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                                                                       Exhibit 5



                               September 29, 1998





Pen Holdings, Inc.
5110 Maryland Way, Suite 300
Brentwood, TN  37027

Ladies and Gentlemen:

         We have acted as special counsel to Pen Holdings, Inc., a Tennessee corporation ("Pen" or the "Registrant"), in connection with the proposed exchange (the "Exchange") by Pen of 9-7/8% Series B Senior Notes Due 2008 ("New Notes") for an equal principal amount of its outstanding 9-7/8% Senior Notes Due 2008 ("Old Notes"). Each of the capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the registration statement (the "Registration Statement") to which this opinion is an exhibit.

         In connection with the proposed Exchange, we have examined (i) the charter documents and bylaws of each of the Company and the Guarantors (except for The Elk Horn Coal Corporation ("Elk Horn")) each as presently in effect and
(ii) the forms of the amended and restated certificate of incorporation (the "Amended and Restated Elk Horn Certificate") and amended and restated bylaws (the "Amended and Restated Elk Horn Bylaws") of Elk Horn filed as exhibits to the Registration Statement, the Company's and the Guarantors' relevant corporate proceedings, the draft Registration Statement on Form S-4 covering the proposed Exchange (the "Registration Statement"), including the Prospectus filed as a part of the Registration Statement, the Indenture dated June 8, 1998, in respect of the Old Notes and the New Notes (the "Indenture"), and such other documents, records, certificates of public officials, statutes and decisions as we considered necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

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Pen Holdings, Inc.
September 29, 1998
Page -2-



         We understand that the New Notes are to be issued to the holders of the Old Notes in the Exchange and are to be available for resale by such holders, all in the manner described in the Prospectus, which is a part of the Registration Statement, and in the Indenture.

         Based on the foregoing, we are of the opinion that, upon the approval of the Amended and Restated Elk Horn Certificate by the board of directors and the sole shareholder of Elk Horn, the approval of the Amended and Restated Elk Horn Bylaws by the board of directors of Elk Horn and the filing of the the Amended and Restated Elk Horn Certificate with the Secretary of State in the State of West Virginia that:

         1. The issuance of the New Notes to the holders of the Old Notes pursuant to the terms of the Exchange and the Indenture have been duly authorized by proper corporate action of the Registrant.

         2. The guarantees to be endorsed on the New Notes have been duly authorized by proper corporate action by each of the Guarantors.

         3. When the Registration Statement has been declared effective by order of the Securities and Exchange Commission (the "Commission"), the New Notes, having been (i) executed by the Company and authenticated by the Trustee and (ii) duly issued to and exchanged for the Old Notes, all in accordance with the terms of the Exchange, the Indenture and the Registration Statement, will be validly issued and will constitute binding obligations of the Registrant, subject, as to enforcement (A) to any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors' rights and remedies generally and (B) to general principles of judicial discretion and equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity or in a bankruptcy proceeding and except that (x) rights to contribution or indemnification may be limited by the laws, rules or regulations of any governmental authority or agency thereof or by public policy and (y) waivers as to usury, stay or extension laws may be unenforceable).

         4. When the Registration Statement has been declared effective by order of the Commission, the guarantees to be endorsed on the New Notes, having been executed by the Guarantors and authenticated by the Trustee in accordance with the terms of the Exchange, the Indenture and the Registration Statement, will be validly issued and will constitute binding obligations of the respective Guarantors, subject, as to enforcement (i) to any applicable bankruptcy, insolvency, fraudulent


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Pen Holdings, Inc.
September 29, 1998
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                  conveyance, reorganization, moratorium and similar laws
                  relating to or affecting creditors' rights and remedies generally and (ii) to general principles of judicial discretion and equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity or in a bankruptcy proceeding and except that (A) rights to contribution or indemnification may be limited by the laws, rules or regulations of any governmental authority or agency thereof or by public policy and (B) waivers as to usury, stay or extension laws may be unenforceable).

         We express no opinion whether a subsidiary may guarantee or otherwise become liable for, or pledge its assets to secure, indebtedness incurred by its parent, except to the extent such subsidiary may be determined to have benefited from the occurrence of such indebtedness by its parent or whether such benefit may be measured other than by the extent to which the proceeds of the indebtedness incurred by the parent are directly or indirectly made available to such subsidiary for its corporate purposes.

         The opinions expressed herein are limited to and concern only the effect of the corporate law of the State of Delaware and the laws of the State of New York and United States of America, without regard to conflict or choice of law provisions, in each case as they currently exist.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to us contained under the caption Legal Matters in the Prospectus which is a part hereof.

                                      Sincerely,


                                      BUCHANAN INGERSOLL
                                      PROFESSIONAL CORPORATION



                                      By: /s/ RONALD BASSO
                                          ----------------------

RB/mm